Exhibit 99.1

Alkermes Contacts:
For Investors: Rebecca Peterson, (781) 609-6378
For Media: Barbara Yates, (781) 258-6153
ALKERMES PROVIDES OUTLOOK FOR ALKERMES PLC AND UPDATE ON
ADVANCING PRODUCT PORTFOLIO AT ANALYST AND INVESTOR DAY
— Portfolio of Five Major Products Driving Long-Term, Double-Digit Revenue Growth from New $450 Million Base —
     — BYDUREON™ Launched in UK Triggering $7 Million Milestone to Alkermes —
— VIVITROL® Net Sales of $9.7 Million in First Quarter Fiscal 2012 Reflecting 14% Growth
Quarter-Over-Quarter —
— Pipeline Highlights Include Progress for Three Clinical Programs: ALKS 9070 to Enter Pivotal Clinical Program for the Treatment of Schizophrenia by End of 2011; ALKS 37 Phase 2b Study Initiated for Treatment of Opioid-Induced Constipation; and ALKS 5461 Phase 1b Topline Results in Treatment-Resistant Depression Expected by End of 2011 —
WALTHAM, Mass., July 18, 2011 — Alkermes, Inc. (NASDAQ: ALKS) today will host its Analyst and Investor Day from 3:00-5:00 p.m. Eastern Time at the Boston Harbor Hotel in Boston.
Alkermes will discuss the business strategy and financial outlook related to the merger of Alkermes with Elan Drug Technologies (EDT) to create Alkermes plc, which was announced in May 2011 and is expected to close, subject to approval of Alkermes’ stockholders and the satisfaction of customary closing conditions and regulatory approvals, during the third quarter of calendar 2011. The merger transaction accelerates Alkermes’ strategy to build a sustainably profitable biopharmaceutical company with expertise in developing treatments for central nervous system (CNS) diseases and a broad, diversified portfolio of products and pipeline candidates. The company will also provide an update on its financial outlook for Alkermes plc, including revenues and Adjusted EBITDA1 margin expansion, as well as report VIVITROL® (naltrexone for extended-release injectable suspension) net sales for the first quarter of fiscal 2012 and the launch of BYDUREON™ (exenatide extended-release for injectable suspension) in Europe.
Richard Pops, Chief Executive Officer, will discuss the rationale and vision for the merger creating Alkermes plc. Elliot Ehrich, M.D., Chief Medical Officer, will highlight recent advances of Alkermes’ products and late-stage pipeline candidates. Shane Cooke, Head of EDT, will discuss the contribution of EDT’s product innovation and manufacturing capabilities to Alkermes plc. James Frates, Chief Financial Officer, will discuss the growth outlook and financial expectations for Alkermes plc.
“The creation of Alkermes plc is a significant inflection point in the transformation of Alkermes into a sustainably profitable biopharmaceutical company with growing revenues and margins,” commented Richard Pops. “It will be a dramatically different company, with a broad portfolio of diverse and significant commercial products and pipeline candidates to drive growth and profitability.”
Analyst and Investor Day Highlights
•	Financial Updates: Alkermes will provide expanded financial expectations for Alkermes plc.
—	Revenues: In fiscal year 2012, the company expects pro forma revenues to grow at a single-digit rate to a range of $460 million to $480 million. Pro forma revenues of the combined companies on a trailing 12-month basis as of March 31, 2011 were approximately $450 million. Revenue growth for Alkermes plc will be driven by sales from five commercial products, each in their product growth phase and with long patent lives: RISPERDAL® CONSTA® (risperidone long-acting injection); INVEGA® SUSTENNA® (paliperidone palmitate); AMPYRA® (dalfampridine); VIVITROL and BYDUREON.

—	Adjusted EBITDA: In fiscal year 2012, the company expects Adjusted EBITDA margins in the 15% to 20% range yielding pro forma Adjusted EBITDA in the range of $70 million to $90 million. In fiscal year 2013 and beyond, Adjusted EBITDA margins are expected to expand to 30% to 35%.

—	VIVITROL: Alkermes will announce that VIVITROL had net sales of $9.7 million for the first quarter of fiscal 2012, an increase of 14% over the previous quarter.

—	BYDUREON: Alkermes will announce today that BYDUREON has been launched in Europe, with the first commercial sale in the U.K. This triggers a $7 million milestone payment to Alkermes, expected in the second quarter of fiscal year 2012.
•	Clinical Pipeline Updates: Alkermes will report several key advances of promising products in its pipeline, including the following:
—	ALKS 9070 to enter pivotal clinical program in schizophrenia: Alkermes will provide details on the recently completed phase 1b study of ALKS 9070, a proprietary molecule for the treatment of schizophrenia. ALKS 9070 is designed to provide once-monthly dosing of a medication that converts in vivo into aripiprazole, a molecule that is commercially available under the name ABILIFY®. Alkermes will describe plans to advance ALKS 9070 into pivotal clinical development by the end of calendar 2011.

—	ALKS 37 advances into a phase 2b definitive, dose-ranging study for the treatment of opioid-induced constipation (OIC): Alkermes will announce the initiation of a phase 2b study of ALKS 37, an orally-active, peripherally restricted opioid antagonist for the treatment of OIC. The multi-center, randomized, double-blind, placebo-controlled, repeat-dose study is designed to assess the safety, tolerability, efficacy and pharmacokinetic profile of ALKS 37 in approximately 150 patients. According to IMS Health, an estimated 266 million prescriptions were written for opioids in the United States during 2010, and many studies indicate that a high percentage of patients receiving opioids are likely to experience side effects affecting gastrointestinal motility. Alkermes expects to provide topline results from the study mid-year calendar 2012.

—	ALKS 5461 phase 1b topline results in treatment-resistant depression (TRD) expected in 2011: Alkermes will provide details on the recently initiated phase 1b study of ALKS 5461 in TRD, with the topline results of this study expected by the end of calendar 2011. The company will describe ALKS 5461’s mechanism of action as a non-addictive antagonist of kappa opioid receptors, a promising approach for the treatment of depression.

—	Initiation of the VICTORY study: Alkermes will announce the initiation of the VICTORY study (VIVITROL’s Cost and Treatment Outcomes RegistrY), an observational, open-label, multi-center registry of approximately 500 opioid dependent patients treated with VIVITROL. The study is designed to evaluate and describe characteristics of patients receiving VIVITROL in real-world clinical practice; assess clinical, health economic and health-related quality of life outcomes and provide additional data to inform future research on VIVITROL. Data readouts from the study will be reported on an ongoing basis.
Webcast
A live webcast of the company’s Analyst and Investor Day will begin today at 3:00 p.m. ET and will run until approximately 5:00 p.m. ET. The webcast will be available on the investor relations section of the company’s website at www.alkermes.com. To ensure a timely connection to the webcast, it is recommended that users register 15 minutes prior to the scheduled webcast. This webcast will be archived on the Alkermes website.
About Alkermes
Alkermes, Inc. is a fully integrated biotechnology company committed to developing innovative medicines to improve patients’ lives. Alkermes developed, manufactures and commercializes VIVITROL® for alcohol and opioid dependence and manufactures RISPERDAL® CONSTA® for schizophrenia and bipolar I disorder. Alkermes’ robust pipeline includes extended-release injectable and oral products for the treatment of prevalent, chronic diseases, such as central nervous system disorders, addiction and diabetes. Headquartered in Waltham, Massachusetts, Alkermes has a research facility in Massachusetts and a commercial manufacturing facility in Ohio.
Note Regarding Forward-Looking Statements
Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to statements concerning future financial and operating performance, business plans or prospects; the likelihood that the merger with EDT is consummated and the timing of such consummation; the financial and operational impact of the Alkermes and EDT merger; the timing, funding and feasibility of development activities for our products, including ALKS 37, ALKS 5461, and ALKS 9070; and the therapeutic value of the company’s products. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and the company’s business is subject to significant risk and uncertainties and there can be no assurance that its actual results will not differ materially from its expectations.
These risks and uncertainties include, among others: the company’s ability to successfully conduct clinical trials in a timely and cost-effective manner; the possibility that the merger with EDT will not be completed because of the failure of one or more conditions, including but not limited to the failure of Alkermes shareholders to approve the merger; the possibility that the anticipated benefits from the proposed merger with EDT cannot or will not be fully realized; the possibility that costs or difficulties related to integration of the two companies will be greater than expected; the possibility that clinical trial results for the company’s products will not be predictive of real-world results or of results in subsequent clinical trials; decisions by foreign regulatory authorities or the U.S. Food and Drug Administration (FDA) regarding the company’s products; the risk that the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse that could cause the FDA or other health authorities to require post-approval studies or require removal of the company’s products from the market; and those risks described in Part 1, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended March 31, 2011. The information contained in this press release is provided by the company as of the date hereof, and, except as required by law, the company disclaims any intention or responsibility for updating any forward-looking information contained in this press release.
Important Additional Information and Where to Find It
This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, on June 22, 2011, Antler Science Two Limited, to be re-registered and renamed Alkermes plc, filed with the SEC a registration statement on Form S-4 (commission file number 333- 175078) that includes a preliminary proxy statement of Alkermes and that also constitutes a preliminary prospectus of Antler Science Two Limited regarding the proposed merger. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to Alkermes’ shareholders in connection with the proposed merger. INVESTORS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALKERMES, EDT AND THE PROPOSED MERGER. You may obtain a copy of the registration statement and the proxy statement/prospectus (when available) and other related documents filed by Alkermes, Elan or EDT with the SEC regarding the proposed merger as well as other filings containing information about Alkermes, Elan, EDT and the merger, free of charge, through the web site maintained by the SEC at www.sec.gov, by directing a request to Alkermes’ Investor Relations department at Alkermes, Inc., 852 Winter

Street, Waltham, Massachusetts 02451, Attn: Investor Relations or to Alkermes’ Investor Relations department at (781) 609-6000 or by email to financial@alkermes.com. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from Alkermes’ website at www.alkermes.com under the heading “Investor Relations” and then under the heading “SEC Filings”.
Participants in Solicitation
This communication is not a solicitation of a proxy from any Alkermes shareholder. Alkermes and its directors, executive officers and certain other members of management and employees may, however, be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in respect of the proposed merger is set forth in the preliminary proxy statement/prospectus filed with the SEC. You can find information about Alkermes’ directors and executive officers in its definitive proxy statement filed with the SEC on July 29, 2010. You can obtain free copies of these documents as described above.
VIVITROL® is a trademark of Alkermes, Inc. RISPERDAL® CONSTA® is a trademark of Janssen-Cilag group of companies. INVEGA® SUSTENNA® is a trademark of Johnson & Johnson Corporation. BYDUREON™ is a trademark of Amylin Pharmaceuticals, Inc. AMPYRA® is a trademark of Acorda Therapeutics, Inc. ABILIFY® is a trademark of Otsuka Pharmaceutical Co., Ltd.
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[1]	Adjusted EBITDA, a non-GAAP measure of operating results, is defined as net income or loss plus or minus net interest expense, provision for income taxes, depreciation and amortization of costs and revenue, share-based compensation expense, legal settlement gain and other net charges, including charges arising from this transaction. Adjusted EBITDA is not presented as, and should not be considered an alternative measure of, operating results or cash flows from operations, as determined in accordance with U.S. GAAP. It is anticipated that Adjusted EBITDA will be used to evaluate the operating performance of the combined business. Adjusted EBITDA, as defined here, may not be comparable to similarly titled measures reported by other companies.